UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 18, 2023

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 18, 2023, BayCom Corp (“BayCom”), the holding company for United Business Bank, issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the declaration of a cash dividend on BayCom’s common stock and the adoption of a new stock repurchase program.

BayCom’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.10 per share, payable on October 13, 2023 to shareholders of record as of September 15, 2023. In addition, the Board authorized a stock repurchase program for up to 588,000 shares of the Company’s common stock, or approximately 5% of currently outstanding shares, to be repurchased from time to time over a one-year period, depending upon market conditions and other factors. Under this new stock repurchase program, BayCom may repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise, in accordance with applicable federal securities laws and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”). The new stock repurchase program does not obligate BayCom to purchase any particular number of shares and may be expanded, extended, modified or discontinued at any time. The new stock repurchase program will commence upon completion of BayCom’s existing stock repurchase program, which will expire on April 21, 2024, or earlier if all the shares authorized thereunder have been repurchased. As of the date hereof, 42,572 shares remain available for future repurchases under BayCom’s existing stock repurchase program.

The Board also authorized BayCom to enter into written trading plans under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, BayCom’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would purchase BayCom common stock in accordance with the terms of the plan.

BayCom cannot predict when or if it will repurchase any shares of common stock, as such stock repurchases will depend on a number of factors, including, but not limited to,the terms of any Rule 10b5-1 trading plan, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in BayCom’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Forward-Looking Statements

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to BayCom's financial condition, results of operations, plans, objectives, future performance or business, including information regarding the ability of BayCom to pay dividends in the future and repurchases by BayCom of its common stock. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, BayCom’s financial condition and results of operations, significant changes in the market price and availability of BayCom's common stock, general economic conditions, as well as those within our industry, and numerous other factors identified in BayCom's Annual Report on Form 10-K/A for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this report. BayCom expressly disclaims any obligation to update or revise any forward-looking statements made herein to reflect any changes in BayCom's expectations of results or any change in events.

Item 9.01Financial Statements and Exhibits

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release dated August 18, 2023 announcing a quarterly cash dividend and adoption of a new stock repurchase program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYCOM CORP

Date: August 18, 2023	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary